Exhibit 99.1

B2Digital Prepares for Biggest Weekend in Company History, Featuring Three Live Events

TAMPA, FL, February 23, 2020 (GLOBE NEWSWIRE) – via NEWMEDIAWIRE – B2Digital Incorporated (the “Company” or “B2Digital”) (OTCMKTS:BTDG), the premier development league for mixed martial arts (“MMA”), is excited to announce the Company will move into uncharted territory this weekend with three separate live events all occurring over the same weekend.

“This weekend will feature three big events across two major venues and should certainly represent our biggest single weekend in Company history,” remarked Greg P. Bell, Chairman & CEO of B2Digital. “We should also benefit from cost efficiencies due to multiple events sharing fixed cost profiles around overhead.”

The weekend will feature two separate B2 Fighting Series live events in Bowling Green, Kentucky – one on Friday, February 26, and one on Saturday, February 27. Saturday will also feature the season opening event for the B2 Grappling Series in Orlando, Florida.

The Company has never put on three live events during one weekend before. Management notes that improvements to the Company’s equipment and production process allow for seamless logistical management of more complex live event scheduling. In addition, having multiple events take place over the same weekend in the same location will sharply reduce overhead costs associated with travel, equipment setup, and venue management, widening margins on ticket sales for the events.

Bell added, “This weekend will demonstrate the growth we have achieved over recent years under the surface in terms of our ability to stage and manage major live events. We believe that our PPV marketing and brand visibility have both made quantum leaps over the past year. Now, we intend to prove that we are capable of cashing in on those strides by driving first-rate multi-event multi-venue live sports entertainment at scale.”

About B2Digital Inc.
With extensive background in entertainment, television, video, and technology, B2Digital (OTC: BTDG) is now forging ahead and becoming a full-service live event sports company. Capitalizing on the combination of B2Digital CEO Greg P. Bell’s expertise and involvement with more than 40,000 live events over his career for major sports leagues and entertainment venues, B2Digital is in the process of developing and acquiring MMA and sports-related companies to build an integrated Premier Development League, Expand the B2 Official Training Facility Program Network and Continue the growth of the B2 Social Media Network for the multibillion-dollar mixed martial arts (“MMA”) industry.

B2Digital intends to create and develop league champions that will move on to the MMA major leagues from the Company’s B2 Fighting Series brand. Each year, the top fighters will be invited to the annual B2 Fighting Series National Championship live event.

B2Digital has developed and deployed the systems and technologies for the operation of the B2 Fighting Series, “B2FS”. This includes social media marketing, event management, digital ticketing sales, digital video distribution, digital marketing, PPV, FTV (Free to View), merchandise sales, brand management and financial control systems. B2Digital owns all rights for TV, internet, social media, media, merchandising and trademarks, and branding for the B2Digital companies.

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For more information about B2Digital, visit the Company’s website at www.b2digitalotc.com.

B2Digital has a growing social media presence. Follow us on:
Twitter: @B2digitalOTC
Facebook: https://m.facebook.com/b2digitalotc/

B2Digital: MMA’s Premier Development League
www.b2digitalotc.com

B2 Fighting Series Pay Per View Link
www.b2mma.com

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This Press Release contains forward-looking statements within the meaning of the securities laws. These statements relate to future events and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

For more information, please contact:
information@b2fs.com

Public Relations:
Tiger Marketing & Branding Agency
info@TigerGMP.com

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